Exhibit 99.8i1
PARTICIPATION AGREEMENT
Among
T. ROWE PRICE EQUITY SERIES, INC.,
T. ROWE PRICE INVESTMENT SERVICES, INC.,
and
PRINCIPAL LIFE INSURANCE COMPANY
     THIS AGREEMENT, made and entered into as of this 14th day of October, 2004 by and among Principal Life Insurance Company, (hereinafter, the “Company”), an Iowa life insurance company, on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be amended from time to time (each account hereinafter referred to as the “Account”), and the undersigned funds, each, a corporation organized under the laws of Maryland (each hereinafter referred to as the “Fund”) and T. Rowe Price Investment Services, Inc. (hereinafter the “Underwriter”), a Maryland corporation.
     WHEREAS, the Fund engages in business as an open-end management investment company and is or will be available to act as the investment vehicle for separate accounts established for variable life insurance and variable annuity contracts (the “Variable Insurance Products”) to be offered by insurance companies which have entered into participation agreements with the Fund and Underwriter (hereinafter “Participating Insurance Companies”); and
     WHEREAS, the beneficial interest in the Fund is divided into several series of shares, each designated a “Portfolio” and representing the interest in a particular managed portfolio of securities and other assets; and
     WHEREAS, the Fund has obtained an order from the Securities and Exchange Commission (“SEC”) granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended, (hereinafter the “ 1940 Act”) and Rules 6e-2(b)(15) and 6e-3(T) (b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (hereinafter the “Shared Funding Exemptive Order”); and
     WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and shares of the Portfolios are registered under the Securities Act of 1933, as amended (hereinafter the “1933 Act”); and
Contract # TRO-06114-2004-10-14-IND

     WHEREAS, certain of such Funds have issued multiple classes of shares for the purpose of paying the Company for its distribution expenses pursuant to the a plan under Rule 12b-1 under the 1940 Act; and
     WHEREAS, T. Rowe Price Associates, Inc. and T. Rowe Price International, Inc. (each hereinafter referred to as the “Adviser”) are each duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities laws; and
     WHEREAS, the Company has registered or will register certain variable life insurance or variable annuity contracts supported wholly or partially by the Account (the “Contracts”) under the 1933 Act, and said Contracts are listed in Schedule A hereto, as it may be amended from time to time by mutual written agreement; and
     WHEREAS, the Account is duly established and maintained as a segregated asset account, established by resolution of the Board of Directors of the Company, on the date shown for such Account on Schedule A hereto, to set aside and invest assets attributable to the aforesaid Contracts; and
     WHEREAS, the Company has registered or will register the Account as a unit investment trust under the 1940 Act; and
     WHEREAS, the Underwriter is registered as a broker dealer with the SEC under the Securities Exchange Act of 1934, as amended (hereinafter the “1934 Act”), and is a member in good standing of the National Association of Securities Dealers, Inc. (hereinafter “NASD”); and
     WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios listed in Schedule A hereto, as it may be amended from time to time by mutual written agreement (the “Designated Portfolios”) on behalf of the Account to fund the aforesaid Contracts, and the Underwriter is authorized to sell such shares to unit investment trusts such as the Account at net asset value;
     NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund and the Underwriter agree as follows:
ARTICLE I. Sale of Fund Shares
     1.1 The Underwriter agrees to sell to the Company those shares of the Designated Portfolios which the Account orders, executing such orders on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the order for the shares of the Designated Portfolios.
     1.2 The Fund agrees to make shares of the Designated Portfolios available for purchase at the applicable net asset value per share by the Company and the Account on those days on which the Fund calculates its net asset value pursuant to rules of the SEC, and the Fund shall use its best efforts to calculate such net asset value on each day which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the Board of Directors of the Fund (hereinafter the “Board”) may refuse to sell shares of any Designated Portfolio to any person, or suspend or terminate the offering of shares of any Designated Portfolio if such action is required by law or by regulatory authorities having jurisdiction, or is, in the sole discretion of the Board acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Designated Portfolio.
     1.3 The Fund and the Underwriter agree that shares of the Fund will be sold only to Participating Insurance Companies and their separate accounts. No shares of any Designated Portfolios will be sold to the general public. The Fund and the Underwriter will not sell Fund shares to any insurance company or separate account unless an agreement containing provisions substantially the same as Articles I, III and VII of this Agreement is in effect to govern such sales.
     1.4 The Fund agrees to redeem, on the Company’s request, any full or fractional shares of the Designated Portfolios held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the request for redemption, except that the Fund reserves the right to suspend the right of redemption or postpone the date of payment or satisfaction upon redemption consistent with Section 22(e) of the 1940 Act and any sales thereunder, and in accordance with the procedures and policies of the Fund as described in the then current prospectus.
     1.5 For purposes of Sections 1.1 and 1.4, the Company shall be the designee of the Fund for receipt of purchase and redemption orders from the Account, and receipt by such designee shall constitute receipt by the Fund; provided that the Company receives the order by 4:00 p.m. Baltimore time and the Fund receives notice of such order by 9:30 a.m. Baltimore time on the next following Business Day. “Business Day” shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC.
     1.6 The Company agrees to purchase and redeem the shares of each Designated Portfolio offered by the then current prospectus of the Fund and in accordance with the provisions of such prospectus.
     1.7 The Company shall pay for Fund shares one Business Day after receipt of an order to purchase Fund shares is made in accordance with the provisions of Section 1.5 hereof. Payment shall be in federal funds transmitted by wire by 3:00 p.m. Baltimore time. If payment in Federal Funds for any purchase is not received or is received by the Fund after 3:00 p.m. Baltimore time on such Business Day, the Company shall promptly, upon the Fund’s request, reimburse the Fund for any charges, costs, fees, interest or other expenses incurred by the Fund in connection with any advances to, or borrowings or overdrafts by, the Fund, or any similar expenses incurred by the Fund, as a result of portfolio transactions effected by the Fund based upon such purchase request. For purposes of Section 2.8 and 2.9 hereof, upon receipt by the Fund of the federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund. Payment for Fund shares redeemed shall be transmitted by wire by 3:00 p.m. Baltimore time the next following Business Day after the Fund received the redemption order from the Company.

     1.8 Issuance and transfer of the Fund’s shares will be by book entry only. Stock certificates will not be issued to the Company or any Account. Shares ordered from the Fund will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.
     1.9 The Fund shall furnish same day notice (by wire or telephone, followed by written confirmation) to the Company of any income, dividends or capital gain distributions payable on the Designated Portfolios’ shares. The Company hereby elects to receive all such income, dividends, and capita] gain distributions as are payable on Designated Portfolio shares in additional shares of that Portfolio. The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Fund shall notify the Company of the number of shares so issued as payment of such dividends and distributions.
     1.10 The Fund shall make the net asset value per share for each Designated Portfolio available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated (normally by 6:30 p.m. Baltimore time) and shall use its best efforts to make such net asset value per share available by 7 p.m. Baltimore time. If the net asset value is materially incorrect through no fault of the Company, the Company on behalf of each Account, shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct net asset value in accordance with Fund procedures. Any material error in the net asset value shall be reported to the Company promptly upon discovery. Any administrative or other costs or losses incurred for correcting underlying Contract owner accounts shall be at Company’s expense.
     1.11 The Parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; the Fund’s shares may be sold to other insurance companies (subject to Section 1.3 and Article VI hereof) and the cash value of the Contracts may be invested in other investment companies.
ARTICLE II. Representations and Warranties
     2.1 The Company represents and warrants that the Contracts are or will be registered under the 1933 Act; that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws, and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established the Account prior to any issuance or sale thereof as a segregated asset account under the Iowa insurance laws and has registered or, prior to any issuance or sale of the Contracts, will register the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.
     2.2 The Fund represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of the state of Iowa and all applicable federal and state securities laws and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the Registration Statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund or the Underwriter.
     2.3 The T. Rowe Price Equity Series, Inc. (the “Equity Fund”) currently is authorized to issue a class of shares with respect to which the Equity Fund has adopted a plan for purposes of paying for distribution services under Rule 12b-l of the 1940 Act. To the extent that another Fund decides to finance distribution expenses pursuant to Rule 12b-l, the Fund will undertake to have the Board, a majority of whom are not interested persons of the Fund, formulate and approve any plan pursuant to Rule 12b-l under the 1940 Act to finance distribution expenses.
     2.4 The Fund makes no representations as to whether any aspect of its operations, including but not limited to, investment policies, fees and expenses, complies with the insurance and other applicable laws of the various states, except that the Fund represents that the Fund’s investment policies, fees and expenses are and shall at all times remain in compliance with the laws of the state of Iowa to the extent required to perform this Agreement.
     2.5 The Fund represents that it is lawfully organized and validly existing under the laws of the State of Maryland and that it does and will comply in all material respects with the 1940 Act.
     2.6 The Underwriter represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. The Underwriter further represents that it will sell and distribute the Fund shares in accordance with the laws of the State of Iowa and any applicable state and federal securities laws.
     2.7 The Underwriter represents and warrants that the Adviser is and shall remain duly registered under all applicable federal and state securities laws and that the Adviser shall perform its obligations for the Fund in compliance in all material respects with the laws of the State of Iowa and any applicable state and federal securities laws.
     2.8 The Fund and the Underwriter represent and warrant that all of their directors, officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimum coverage as required currently by Rule 17g-l of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.
     2.9 The Company represents and warrants that its affiliates, their directors, officers, employees, and other individuals/entities employed or controlled by such affiliates dealing with the money and/or securities of the Fund are covered by a blanket fidelity bond or similar coverage in an amount not less than $5 million. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company. Any amounts received under such bond in connection with claims that arise from the arrangements described in this Agreement will be held for the benefit of the Fund. The Company agrees to make reasonable efforts to see that its affliliates maintain this bond or another bond containing these provisions, and agrees to notify the Fund and the Underwriter in the event that such coverage no longer applies.
ARTICLE III. Prospectuses, Statements of Additional Information, and Proxy Statements; Voting
     3.1 The Underwriter shall provide the Company (at the Company’s expense) with as many copies of the Fund’s current prospectus (describing only the Designated Portfolios listed on Schedule A) as the Company may reasonably request. If requested by the Company in lieu thereof, the Fund shall provide such documentation (including a final copy of the new prospectus as set in type or on a diskette, at the Fund’s expense) and other assistance as is reasonably necessary in order for the Company (at the Company’s expense) once each year (or more frequently if the prospectus for the Fund is amended) to have the prospectus for the Contracts and the Fund’s prospectus printed together in one document (such printing to be at the Company’s expense).
     3.2 The Fund’s prospectus shall state that the current Statement of Additional Information (“SAI”) for the Fund is available from the Company (or, in the Fund’s discretion, from the Fund), and the Underwriter (or the Fund), at its expense, shall print, or otherwise reproduce, and provide sufficient copies of such SAI free of charge to the Company for itself, and for any owner of a Contract who requests such SAI. The Company shall send an SAI to any such Contract owner within 3 business days of the receipt of a request.
     3.3 The Fund, at its expense, shall provide the Company with copies of its proxy material, reports to shareholders, and other communications to shareholders in such quantity as the Company shall reasonably require for distributing to Contract owners in the Fund. The Underwriter (at the Company’s expense) shall provide the Company with copies of the Fund’s annual and semi-annual reports to shareholders in such quantity as the Company shall reasonably request for use in connection with offering the Variable Contracts issued by the Company. If requested by the Company in lieu thereof, the Underwriter shall provide such documentation (which may include a final copy of the Fund’s annual and semi-annual reports as set in type or on diskette) and other assistance as is reasonably necessary in order for the Company (at the Company’s expense) to print such shareholder communications for distribution to Contract owners. The Company shall send a copy of the Fund’s annual or semi-annual report within 3 business days of the receipt of a request by a Contract owner.
     3.4 The Company shall:
(i)	solicit voting instructions from Contract owners;

(ii)	vote the Fund shares in accordance with instructions received from Contract owners; and

(iii)	vote Fund shares for which no instructions have been received in the same proportion as Fund shares of such Designated Portfolio for which instructions have been received,

so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners or to the extent otherwise required by law. The Company reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law.
     3.5 Participating Insurance Companies shall be responsible for assuring that each of their separate accounts participating in a Designated Portfolio calculates voting privileges as required by the Shared Funding Exemptive Order and consistent with any reasonable standards that the Fund may adopt.
     3.6 The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Fund will either provide for annual meetings or comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Fund will act in accordance with the SEC’s interpretation of the requirements of Section 16(a) with respect to periodic elections of directors or trustees and with whatever rules the SEC may promulgate with respect thereto.
ARTICLE IV. Sales Material and Information
     4.1 The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material that the Company develops or uses and in which the Fund (or a Portfolio thereof) or the Adviser or the Underwriter is named, at least ten calendar days prior to its use. No such material shall be used if the Fund or its designee reasonably object to such use within ten calendar days after receipt of such material. The Fund or its designee reserves the right to reasonably object to the continued use of such material, and no such material shall be used if the Fund or its designee so object.
     4.2 The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus or SAI for the Fund shares, as such registration statement and prospectus or SAI may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee or by the Underwriter, except with the permission of the Fund or the Underwriter or the designee of either.
     4.3 The Fund, Underwriter, or its designee shall furnish, or shall cause to be furnished, to the Company, each piece of sales literature or other promotional material in which the Company, and/or its Account, is named at least ten calendar days prior to its use. No such material shall be used if the Company reasonably objects to such use within ten calendar days after receipt of such material. The Company reserves the right to reasonably object to the continued use of such material and no such material shall be used if the Company so objects.

     4.4. The Fund and the Underwriter shall not give any information or make any representations on behalf of the Company or concerning the Company, the Account, or the Contracts other than the information or representations contained in a registration statement, prospectus, or SAI for the Contracts, as such registration statement, prospectus or SAI may be amended or supplemented from time to time, or in published reports for the Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.
     4.5 The Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, SAIs, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, within a reasonable time after the filing of such document(s) with the SEC or other regulatory authorities.
     4.6 The Company will provide to the Fund at least one complete copy of all registration statements, prospectuses, SAIs, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or the Account, within a reasonable time after the filing of such document(s) with the SEC or other regulatory authorities.
     4.7 For purposes of this Article IV, the phrase “sales literature and other promotional materials” includes, but is not limited to, any of the following that refer to the Fund or any affiliate of the Fund: advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, SAIs, shareholder reports, proxy materials, and any other communications distributed or made generally available with regard to the Funds.
ARTICLE V. Fees and Expenses
     5.1 The Underwriter shall pay a fee to the Company pursuant to Rule 12b-l to finance distribution expenses as set forth in the Letter Agreement entered into between Principal Life Insurance Company, Princor Financial Services Corporation and T. Rowe Price Investment Services, Inc. dated [date].
     5.2 All expenses incident to performance by the Fund under this Agreement shall be paid by the Fund, except as otherwise provided herein. The Fund shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Fund, in accordance with applicable state laws prior to their sale. The Fund shall bear the expenses for the cost of registration and qualification of the Fund’s shares, preparation and filing of the Fund’s prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the Fund’s shares.
     5.3 The Company shall bear the expenses of printing the Fund’s prospectus (in accordance with 3.1) and of distributing the Fund’s prospectus, proxy materials, and reports to Contract owners and prospective Contract owners.
ARTICLE VI. Diversification and Qualification
     6.1 The Fund will invest the assets of each Designated Portfolio in such a manner as to ensure that the Contracts will be treated as annuity, endowment, or life insurance contracts, whichever is appropriate, under the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations issued thereunder (or any successor provisions). Without limiting the scope of the foregoing, each Designated Portfolio of the Fund will comply with Section 817(h) of the Code and Treasury Regulation ‘1.817-5, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts, and any amendments or other modifications or successor provisions to such Section or Regulations. In the event of a breach of this Article VI by the Fund, it will take all reasonable steps (a) to notify the Company of such breach and (b) to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Regulation 817.5.
     6.2 The Fund represents that each Designated Portfolio is or will be qualified as a Regulated Investment Company under Subchapter M of the Code, and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provisions) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.
     6.3 The Company represents that the Contracts are currently, and at the time of issuance shall be, treated as life insurance, endowment contracts, or annuity insurance contracts, under applicable provisions of the Code, and that it will make every effort to maintain such treatment, and that it will notify the Fund and the Underwriter immediately upon having a reasonable basis for believing the Contracts have ceased to be so treated or that they might not be so treated in the future. The Company agrees that any prospectus offering a contract that is a “modified endowment contract” as that term is defined in Section 7702A of the Code (or any successor or similar provision), shall identify such contract as a modified endowment contract.
ARTICLE VII. Potential Conflicts.
     7.1 The Board will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.
     7.2. The Company will report any potential or existing conflicts of which it is aware to the Board. The Company will assist the Board in carrying out its responsibilities under the Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever Contract owner voting instructions are disregarded.
     7.3 If it is determined by a majority of the Board, or a majority of its disinterested members, that a material irreconcilable conflict exists, the Company and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested Board members), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1), withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2), establishing a new registered management investment company or managed separate account.
     7.4 If a material irreconcilable conflict arises because of a decision by the Company to disregard contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund’s election, to withdraw the affected Account’s investment in the Fund and terminate this Agreement with respect to such Account provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice that this provision is being implemented, and until the end of that six month period the Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.
     7.5 If a material irreconcilable conflict arises because a particular state insurance regulator’s decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account’s investment in the Fund and terminate this Agreement with respect to such Account within six months after the Board informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Until the end of the foregoing six month period, the Fund shall continue to accept and implement orders by the company for the purchase (and redemption) of shares of the Fund.
     7.6 For purposes of Section 7.3 through 7.6 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 7.3 to establish a new funding medium for the Contract if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account’s investment in the Fund and terminate this Agreement within six (6) months after the Board informs the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested members of the Board
     7.7 If and to the extent Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding Exemptive Order, then (a) the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.4, 3.5, 3.6, 7.1., 7.2, 7.3, 7.4, and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.
ARTICLE VIII. Indemnification
     8.1 Indemnification By the Company
          8.1(a). The Company agrees to indemnify and hold harmless the Fund and the Underwriter and each of their officers and directors and each person, if any, who controls the Fund or the Underwriter within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund’s shares or the Contracts and:
(i)	arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Registration Statement, prospectus, or statement of additional information (ASAI@) for the Contracts or contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund for use in the Registration Statement, prospectus or SAI for the Contracts or in the Contracts or sales literature or other promotional material (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(ii)	arise out of or as a result of statements or representations (other than statements or representations contained in the Registration Statement, prospectus or sales literature or other promotional material of the Fund not supplied by the Company or persons under its control) or wrongful conduct of the Company or persons under its authorization or control, with respect to the sale or distribution of the Contracts or Fund Shares; or

(iii)	arise out of any untrue statement or alleged untrue statement of a materia] fact contained in a Registration Statement, prospectus, SAI, or sales literature or other promotional material of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Fund by or on behalf of the Company; or

(iv)	arise as a result of any material failure by the Company to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the qualification requirements specified in Article VI of this Agreement); or

(v)	arise out of or result from any materia] breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company, as limited by and in accordance with the provisions of Sections 8.1(b) and 8.1 (c) hereof.
          8.1(b). The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of its obligations or duties under this Agreement.

          8.1(c). The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action and to settle the claim at its own expense; provided, however, that no such settlement shall, without the Indemnified Parties’ written consent, include any factual stipulation referring to the Indemnified Parties or their conduct. After notice from the Company to such party of the Company’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
          8.1(d). The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund Shares or the Contracts or the operation of the Fund.
     8.2 Indemnification by the Underwriter
          8.2(a). The Underwriter agrees to indemnify and hold harmless the Company and each of it directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund’s shares or the Contracts; and
(i)	arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or prospectus or SAI or sales literature or other promotional material of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any

Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Underwriter or Fund by or on behalf of the Company for use in the Registration Statement or prospectus for the Fund or in sales literature or other promotional material (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(ii)	arise out of or as a result of statements or representations (other than statements or representations contained in the Registration Statement, prospectus or sales literature or other promotional material for the Contracts not supplied by the Underwriter or persons under its control) or wrongful conduct of the Fund or Underwriter or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

(iii)	arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, prospectus, SAI, or sales literature or other promotional material of the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund; or

(iv)	arise as a result of any material failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or

(v)	arise out of or result from any material breach of any representation and/or warranty made by the Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by the Underwriter;
as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof.
          8.2(b). The Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance or such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to the Company or the Account, whichever is applicable.

          8.2(c). The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Party, the Underwriter will be entitled to participate, at its own expense, in the defense thereof. The Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action and to settle the claim at its own expense; provided, however, that no such settlement shall, without the Indemnified Parties’ written consent, include any factual stipulation referring to the Indemnified Parties or their conduct. After notice from the Underwriter to such party of the Underwriter’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
          8.2(d). The Company agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.
     8.3 Indemnification By the Fund
          8.3(a). The Fund agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 8.3) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including legal and other expenses) to which the Indemnified Parties may be required to pay or may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages, liabilities or expenses (or actions in respect thereof) or settlements, are related to the operations of the Fund and:
(i)	arise as a result of any material failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or

(ii)	arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund;

as limited by and in accordance with the provisions of Sections 8.3(b) and 8.3(c) hereof.
          8.3(b). The Fund shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to the Company, the Fund, the Underwriter or the Account, whichever is applicable.
          8.3(c). The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve the Fund from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Fund will be entitled to participate, at its own expense, in the defense thereof. The Fund also shall be entitled to assume the expense thereof, with counsel satisfactory to the party named in the action and to settle the claim at its own expense; provided, however, that no such settlement shall, without the Indemnified Parties’ written consent, include any factual stipulation referring to the Indemnified Parties or their conduct. After notice from the Fund to such party of the Fund’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
          8.3(d). The Company and the Underwriter agree promptly to notify the Fund of the commencement of any litigation or proceeding against it or any of its respective officers or directors in connection with the Agreement, the issuance or sale of the Contracts, the operation of the Account, or the sale or acquisition of shares of the Fund.
ARTICLE IX. Applicable Law
     9.1 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Maryland.
     9.2 This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, any Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.
ARTICLE X. Termination
     10.1 This Agreement shall continue in full force and effect until the first to occur of:

(a)	termination by any party, for any reason with respect to some or all Designated Portfolios, by six (6) months’ advance written notice delivered to the other parties; or

(b)	termination by the Company by written notice to the Fund and the Underwriter with respect to any Designated Portfolio based upon the Company’s determination that shares of the Fund are not reasonably available to meet the requirements of the Contracts; provided that such termination shall apply only to the Designated Portfolio not reasonably available; or

(c)	termination by the Company by written notice to the Fund and the Underwriter in the event any of the Designated Portfolio’s shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

(d)	termination by the Fund or Underwriter in the event that formal administrative proceedings are instituted against the Company by the NASD, the SEC, the Insurance Commissioner or like official of any state or any other regulatory body regarding the Company’s duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Fund shares; provided, however, that the Fund or Underwriter determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or

(e)	termination by the Company in the event that formal administrative proceedings are instituted against the Fund or Underwriter by the NASD, the SEC, or any state securities or insurance department or any other regulatory body; provided, however, that the Company determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Fund or Underwriter to perform its obligations under this Agreement; or

(f)	termination by the Company by written notice to the Fund and the Underwriter with respect to any Designated Portfolio in the event that such Designated Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M or fails to comply with the Section 817(h) diversification requirements specified in Article VI hereof, or if the Company reasonably believes that such Designated Portfolio may fail to so qualify or comply; or

(g)	termination by the Fund or Underwriter by written notice to the Company in the event that the Contracts fail to meet the qualifications specified in Section

6.3 hereof; or if the Fund or Underwriter reasonably believes that such Contracts may fail to so qualify; or

(h)	termination by either the Fund or the Underwriter by written notice to the Company, if either one or both of the Fund or the Underwriter respectively, shall determine, in their sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(i)	termination by the Company by written notice to the Fund and the Underwriter, if the Company shall determine, in its sole judgment exercised in good faith, that the Fund or the Underwriter has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity.
     10.2 Effect of Termination. Notwithstanding any termination of this Agreement, the Fund and the Underwriter shall, at the option of the Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”). Specifically, the owners of the Existing Contracts may be permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 10.2 shall not apply to any termination under Article VII and the effect of such Article VII termination shall be governed by Article VII of this Agreement. The parties further agree that this Section 10.2 shall not apply to any termination under Section 10.1(g) of this Agreement.
     10.3 The Company shall not redeem Fund shares attributable to the Contracts (as opposed to Fund shares attributable to the Company’s assets held in the Account) except (i) as necessary to implement Contract owner initiated or approved transactions, (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a “Legally Required Redemption”), or (iii) pursuant to the terms of a substitution order issued by the SEC pursuant to Section 26(b) of the 1940 Act. Upon request, the Company will promptly furnish to the Fund and the Underwriter the opinion of counsel for the Company (which counsel shall be reasonably satisfactory to the Fund and the Underwriter) to the effect that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contracts, except as otherwise provided in this Agreement, the Company shall not prevent Contract owners from allocating payments to a Portfolio that was otherwise available under the Contracts without first giving the Fund or the Underwriter 90 days notice of its intention to do so.
     10.4 Notwithstanding any termination of this Agreement, each party’s obligation under Article VIII to indemnify the other parties shall survive.

ARTICLE XI. Notices
     Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.
If to the Fund:
T. Rowe Price Associates, Inc.
100 East Pratt Street
Baltimore, Maryland 21202
Attention: Henry H. Hopkins, Esq.
If to the Company:
Principal Life Insurance Company
711 High Street
Des Moines, Iowa 50392-0300
Attention: Sarah Pitts, Esq.
If to Underwriter:
T. Rowe Price Investment Services
100 East Pratt Street
Baltimore, Maryland 21202
Attention: Henry H. Hopkins, Esq.
ARTICLE XII. Miscellaneous
     12.1 All references herein to the Fund are to each of the undersigned Funds as if this agreement were between such individual Fund and the Underwriter and the Company. All references herein to the Adviser relate solely to the Adviser of such individual Fund, as appropriate. All persons dealing with a Fund must look solely to the property of such Fund, and in the case of a series company, the respective Designated Portfolio listed on Schedule A hereto as though such Designated Portfolio had separately contracted with the Company and the Underwriter for the enforcement of any claims against the Fund. The parties agree that neither the Board, officers, agents or shareholders assume any personal liability or responsibility for obligations entered into by or on behalf of the Fund.
     12.2 Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as such information may come into the public domain.
     12.3 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.
     12.4 This Agreement maybe executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.
     12.5 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.
     12.6 Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC. the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the Iowa Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the variable annuity operations of the Company are being conducted in a manner consistent with Iowa variable annuity laws and regulations and any other applicable law or regulations.
     12.7 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies, and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.
     12.8 This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.
     12.9 The Company shall furnish or cause to be furnished, to the Fund or its designee copies of the following reports:
(a)	the Company’s annual statement (prepared under statutory accounting principles) and annual report (prepared under generally accepted accounting principles (“GAAP”), if any), as soon as practical and in any event within 90 days after the end of each fiscal year.

(b)	the Company’s quarterly statements (statutory) (and GAAP, if any), as soon as practical and in any event within 45 days after the end of each quarterly period.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

COMPANY:	PRINCIPAL LIFE INSURANCE COMPANY By its authorized officer
	By:	/s/ Melissa Crew
Title: Director, Annuity Product Development

Date: 10/22/04

FUND:	T. ROWE PRICE EQUITY SERIES. INC. By its authorized officer
	By:	/s/ Illegible
Title: Vice President

Date: 10/15/04

UNDERWRITER:	T. ROWE PRICE INVESTMENT SERVICES, INC. By its authorized officer
	By:	/s/ Darrell N. Braman
Darrell N. Braman
		Title:	Vice President

Date: 10/14/04

SCHEDULE A-1
SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

Principal Life Insurance Company		Principal Life Insurance Company
Separate Account B		Variable Life Separate Account

(1)	The Principal Variable Annuity	(1)	PrinFlex Life Variable Life Insurance

(2)	Principal Freedom Variable Annuity	(2)	Survivorship Variable Universal Life Insurance

(3)	Principal Investment Plus Variable Annuity	(3)	Flexible Variable Life Insurance

		(4)	Principal Variable Universal Life Accumulator

		(5)	Executive Variable Universal Life Accumulator

		(6)	Benefit Variable Universal Life Accumulator

		(7)	Principal Variable Universal Life Accumulator II

		(8)	Principal Variable Universal Life Income

SCHEDULE A-2
DESIGNATED PORTFOLIOS
T. Rowe Price Blue Chip Growth Portfolio, VIP II Class
T. Rowe Price Health Sciences Portfolio, VIP II Class

VARIABLE INSURANCE FUNDS
NSCC SERVICES AMENDMENT
to the
PARTICIPATION AGREEMENT
Among
T. ROWE PRICE INVESTMENT SERVICES, INC.,
and
PRINCOR FINANCIAL SERVICES CORPORATION
[For use with Mutual Fund/Insurance Services Members]
     This Amendment (the “NSCC Services Amendment”) is effective as of the 14th day of October, 2004; between PRINCOR FINANCIAL SERVICES CORPORATION (the “Company”) and T. ROWE PRICE INVESTMENT SERVICES, INC. (the “Underwriter”).
     WHEREAS, the Company, the Underwriter and the T. Rowe Price Equity Series, Inc., (the “Fund”) are parties to that certain Participation Agreement dated October 14. 2004 (the “Agreement”); and
     WHEREAS, the Company and the Underwriter have each entered into a membership agreement with National Securities Clearing Corporation (“NSCC”), which has developed a FUND/SERV system through which mutual fund purchase and redemption orders and unit investment trust transactions can be processed and settled (“NSCC Services”); and
     WHEREAS, the Company, on behalf of each Account, would like to utilize NSCC Services to transmit orders for the purchase, redemption and transfer of shares of the Funds (the “Shares”); and
     WHEREAS, the Company’s orders relating to the purchase, redemption and transfer of Shares on behalf of the Accounts will be placed through NSCC Services and will be sent directly into the Funds’ mainframe recordkeeping system at DST (“DST System”); and
     WHEREAS, the parties desire to amend certain provisions of the Agreement related to the purchase, redemption and transfer of Shares through NSCC Services;
     NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter contained, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows.
Contract # TRO-06114-2004-10-14-AMD

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Article 1 Account Registration/Reconciliation
          Section 1.1 In connection with transactions effected under this NSCC Services Amendment, the Company shall maintain a record of the Accounts and/or Accounts’ addresses, the Company’s or Accounts’ Tax I.D.s and the number of Shares held by each Account.
          Section 1.2 The Company shall provide the Underwriter with all information and documentation necessary or appropriate to establish and maintain each NSCC Services transaction (and any subsequent changes to such information). The Company hereby certifies, to the best of its knowledge, that all such information and documentation is and shall remain true and correct. The Company shall maintain adequate information and documentation required by the Underwriter to effect NSCC Services transactions.
          Section 1.3 The Company represents that the instructions maintained by the Company relating to Account registrations with NSCC (including, without limitation, the Accounts’ Tax I.D.s) and the selection of options and privileges received in connection with such registration are in accordance with instructions from the Accounts and/or from holders of Contracts (“Contractholders”).
          Section 1.4 The Company acknowledges that the shares of the Funds will be sold only to Participating Insurance Companies and their Accounts as specified in the Participation Agreement.
          Section 1.5 Upon receipt of a confirmation or other notice from NSCC of a possible discrepancy regarding a NSCC order or transaction, it is the duty and responsibility of the Company to reconcile any differences between the Company’s records and the Funds’ records. Upon reconciliation, the party causing the discrepancy (including any discrepancy caused by its agents) shall be responsible and liable for any loss incurred as a result of the discrepancy. Notwithstanding anything in this NSCC Services Amendment to the contrary, the Company must notify the Underwriter within five business days after receipt of a confirmation or other notice from NSCC of any possible discrepancy.
Article 2 Purchase, Redemption and Transfer of Shares
          Section 2.1 In the event that NSCC Services or the DST system fails or is unavailable for any reason, the Underwriter shall accept, effect and record Contract transactions outside of NSCC Services in a manner consistent with Article I of the Agreement.
          Section 2.2 The Company shall be solely responsible for the accuracy of each order placed by the Company or its agents and authorized by the Account/Contractholder for the purchase, redemption or transfer of Shares through NSCC Services (“NSCC Services Instructions”) and the issuance of any NSCC Services Instruction will constitute the Company’s representation and warranty to the Underwriter and the Funds that the NSCC Services Instruction is accurate, complete and issued as duly authorized by the Account/Contractholder whose Shares are the subject of the NSCC Services Instructions. The Company shall adopt, implement and

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maintain procedures reasonably designed to ensure the accuracy of all transmissions and to limit the access to persons specifically authorized by the Company.
          Section 2.3 NSCC Services Instructions will be transmitted by the Company to NSCC in a timely manner sufficient for NSCC to forward the instructions to the Underwriter by 6:00 a.m. Baltimore time (“Cut-Off”) on the next Business Day after the Company receives such instructions from the Account/Contractholders, provided such instructions are received by the Company in good order prior to the closing of the New York Stock Exchange (“Close of Trading”) (normally 4:00 p.m. Baltimore time). NSCC Services Instructions received in proper form by the Underwriter after the Cut-Off on any Business Day shall be treated as if received on the next following Business Day. The Company warrants that all NSCC Services Instructions the Company transmits to NSCC for processing were received by the Company from Account/Contractholder by Close of Trading. The Company shall transmit payment for purchase NSCC Services Instructions to NSCC the next Business Day after receipt of NSCC Services Instructions to purchase Shares is made in accordance with the provisions of Section 2.3 hereof. If Underwriter has not received payment by such date, the purchase NSCC Services Instruction may be canceled and the Company shall be responsible for any losses incurred by the Fund as a result of such cancellation.
          Section 2.4 Daily net asset value per share information will be transmitted by the Funds on a best efforts basis to NSCC in a timely manner sufficient for NSCC to forward such information to the Company by 7 p.m. Baltimore time.
          Section 2.5 The Underwriter and the Funds reserve the right, in their sole discretion, to reject or cancel:
          (a) any NSCC Services Instruction for the purchase of Shares, including NSCC Services Instructions that have been confirmed through NSCC Services; and
          (b) any NSCC Services Instruction received: (a) in connection with an Account if such account’s registration is pending with NSCC; and (b) in connection with an Account prior to receipt of such account’s registration information.
          Confirmation via NSCC Services that a NSCC Services Instruction has been received does not constitute acceptance by the Underwriter or the Funds. Any rejection or cancellation made by the Underwriter or the Funds will be done pursuant to current NSCC rules and procedures and in accordance with the terms of the Funds’ current prospectus. Transfers are limited to transfers among identically registered accounts in the Funds. Fund shares purchased may not be redeemed until the next Business Day after the Fund receives payment.
          Section 2.6 In the event the Company seeks to correct or cancel a previously placed NSCC Services Instruction after the Cut-Off (other than to correct discrepancies in accordance with Section 1.5 herein), such cancellation or correction must be approved by the Underwriter and will be processed outside of NSCC Services. The Underwriter shall have complete and sole discretion as to whether or not to allow the cancellation or correction to be made. The Company agrees to promptly pay each Fund the amount of any loss incurred by the

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Fund as a result of such cancellation or correction.
          Section 2.7 The Company agrees to monitor its Contractholders’ accounts for market timing and excessive trading activity (as defined in the Funds’ prospectus) and agrees to work with the Underwriter to deter or block any such activity.
          Section 2.8 In the event there are net purchases on any Business Day for any Fund, the Company will settle the net purchase in accordance with current NSCC rules and procedures on settlement. In the event there are net redemptions for the day, the Underwriter will settle the net redemption in accordance with current NSCC rules and procedures on settlement.
          Section 2.9 On any Business Day when the Federal Reserve Wire Transfer System is closed, settlement of purchases and redemptions will be delayed until the next Business Day on which the Federal Reserve Wire Transfer System is open. The delayed settlement will not have any impact on the transaction’s original share price.
          Section 2.10 Except as provided for in Section 2.3, the Company shall not seek a prior net asset value per share of a Fund after the Cut-Off.
          Section 2.11 Notwithstanding anything to the contrary contained in this NSCC Services Amendment or otherwise, the Company shall repay the Funds for any duplicative or excessive payment, or credit any duplicate or excessive shares, it or its Contractholders/Accounts have received within 30 days after written notice thereof, if either (a) such payment or shares is in the Company’s custody, possession or control, or is in its Contractholder’s or Accounts’ custody, possession or control; or (b) such payment or share credit was due to an error attributable to the Company. The party responsible for the duplicative or excessive payment or shares shall be responsible and liable for any loss incurred as a result, pursuant to Section 1.4 herein.
          The Company agrees to use its best efforts to obtain reimbursement of any other duplicative or excessive payment or share credits made to its Contractholder/Accdunt that are no longer in the Company’s custody or possession and are the result of an error made by the Underwriter, and to remit any such reimbursement to the Funds. The Company agrees to keep the Funds informed of the status of any collection effort. If the Company, in its sole discretion, repays the amount of such overpayment on behalf of a Contractholder/Account, the Company shall be fully subrogated to the Underwriter’ rights against the Contractholder/Account.
          Section 2.12 The Underwriter shall have full authority to take such action as it may deem advisable in respect of all matters pertaining to the continuous offering of Shares through NSCC Services. The Underwriter reserves the right in its discretion and without notice to the Company to suspend sales or withdraw the offering of Shares of any Fund through NSCC Services or to terminate an individual Fund’s participation in NSCC Services at any time without notice (redemptions for shares of these Funds would be required to take place outside of NSCC Services).
          Section 2.13 To the extent feasible, the Company will cooperate with the Underwriter with respect to any requests pertaining to the state of residence as well as the state of

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domicile of the Accounts.
          Section 2.14 Each party hereto will furnish the other parties (the “Requesting Parties”) with such information as it may reasonably request, and will otherwise cooperate with the Requesting Parties and its designees (including, without limitation, any auditors designated by the Requesting Parties) in connection with the preparation of reports to the Requesting Parties concerning this NSCC Services Amendment, as well as any other reports or filings that may be required by law. Each party hereto will further maintain all records required by law concerning this NSCC Services Amendment.
Article 3 Representations, Warranties and Covenants of the Underwriter
          The Underwriter represents, warrants and covenants to the Company that:
          (a) It is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland.
          (b) It has entered into a membership agreement with NSCC and in accordance therewith:
          (1) it has the corporate power to execute, deliver and perform such agreement;
          (2) it has taken all necessary corporate action to authorize the execution, delivery and performance of such agreement;
          (3) such agreement has been duly executed by the Underwriter and NSCC; and
          (4) it has met all the requirements to participate in NSCC Services.
          (c) It has full power and authority under applicable law, and has taken all action necessary, to enter into and perform this NSCC Services Amendment, and the performance of its obligations hereunder does not and will not violate or conflict with any governing documents or agreements of the Underwriter or on behalf of the Funds.
          (d) It has the necessary and adequate personnel, space, data processing capacity or other operational capability, facilities and equipment to perform its duties and obligations hereunder in accordance with the terms of this NSCC Services Amendment, in a businesslike and competent manner, in conformance with all laws, rules and regulations and the Funds’ and Contracts’ prospectuses and SAIs; and customary industry standards.
          (e) It shall perform any and all duties, functions, procedures and responsibilities assigned under this NSCC Services Amendment and as otherwise established by NSCC, including compliance with current NSCC rules and procedures and with the terms and provisions of its membership agreement with NSCC.

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          (f) In the event that the Underwriter ceases to have any authority contemplated by the warranties, representations and covenants set forth in this NSCC Services Amendment, or any other authority contemplated by this NSCC Services Amendment, the Underwriter shall notify the Company in writing within two business days after such authority is terminated.
          (g) In the event that the membership agreement between the Underwriter and NSCC is (i) approved by NSCC on a temporary or conditional basis; (ii) amended (including requalifying the agreement on a temporary or conditional basis); (iii) suspended; or (iv) terminated, the Underwriter shall notify the Company in writing within two business days of such change in membership status.
          (h) In the event that NSCC commences litigation or proceedings against the Underwriter, places the Underwriter on surveillance, or disciplines the Underwriter by expulsion, suspension, limitation of or restriction on activities, functions and operations, fine or censure or any other sanction, the Underwriter shall notify the Company in writing within two business days after receipt of such information.
          (i) In the event that any litigation or proceedings are brought against the Underwriter in connection with NSCC Services, the Underwriter shall notify the Company in writing within two business days after receipt of notice of such litigation or proceedings.
Article 4 Representations, Warranties and Covenants of the Company
          The Company represents, warrants and covenants to the Underwriter that:
          (a) It has entered into a membership agreement with NSCC and in accordance therewith:
          (1) it has the corporate power to execute, deliver and perform such agreement;
          (2) it has taken all necessary corporate action to authorize the execution, delivery and performance of such agreement;
          (3) such agreement has been duly executed by the Company and NSCC; and
          (4) it has met all the requirements to participate in NSCC Services.
          (b) It has full power and authority under applicable law, and has taken all action necessary, to enter into and perform this NSCC Services Amendment, and the performance of its obligations hereunder does not and will not violate or conflict with any governing documents or agreements of the Company or on behalf of the Accounts.
          (c) It has the necessary and adequate personnel, space, data processing Illegible or other operational capability, facilities and equipment to perform its duties and

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obligations hereunder in accordance with the terms of this NSCC Services Amendment, in a businesslike and competent manner, in conformance with all laws, rules and regulations and the Funds’ and Contracts’ prospectuses and SAJs, and customary industry standards.
          (d) It shall perform any and all duties, functions, procedures and responsibilities assigned under this NSCC Services Amendment and as otherwise established by NSCC, including compliance with current NSCC rules and procedures and with the terms and provisions of its membership agreement with NSCC.
          (e) It has full authority to act on behalf of Contractholders/Accounts in the manner contemplated by this NSCC Services Amendment, and each time the Company so acts it shall be deemed to have restated such warranty, representation and covenant.
          (f) In the event that the Company ceases to have any authority contemplated by the warranties, representations and covenants set forth in this NSCC Services Amendment, or any other authority contemplated by this NSCC Services Amendment, the Company shall notify the Underwriter in writing within two business days after such authority is terminated.
          (g) in the event that the membership agreement between the Company and NSCC is (i) approved by NSCC on a temporary or conditional basis; (ii) amended (including requalifying the agreement on a temporary or conditional basis); (iii) suspended; or (iv) terminated, the Company shall notify the Underwriter in writing within two business days of such change in membership status.
          (h) In the event that NSCC commences litigation or proceedings against the Company, places the Company on surveillance, or disciplines the Company by expulsion, suspension, limitation of or restriction on activities, functions and operations, fine or censure or any other sanction, the Company shall notify the Underwriter in writing within two business days after receipt of such information.
          (i) In the event that any litigation or proceedings are brought against the Company in connection with NSCC Services, the Company shall notify the Underwriter in writing within two business days after receipt of notice of such litigation or proceedings.
Article 5 Indemnification
          Section 5.1 The Company shall indemnify and hold harmless each of the Indemnified Parties, as that term is defined in Section 8.1(a) of Article VIII of the Agreement, against any and all demands, losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including reasonable attorney fees and other expenses), to which the Indemnified Parties may become subject as a result of or arising out of (a) any negligent act or omission or statement or representation or wrongful conduct by the Company or its agents relating to a NSCC Services Instruction provided that the Indemnified Party has not acted negligently; (b) any material breach of the Company’s representations, warranties or covenants contained in this NSCC Services Amendment; (c) the failure of the Company to comply with any of the terms of this NSCC Services Amendment; or (d) the actions of an Indemnified Party acting upon a NSCC Services Instruction from the

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Company. The Company represents and warrants that at all times it shall have sufficient financial resources, whether through a fidelity bond or otherwise, to meet all of its indemnification obligations arising under Agreement, including obligations under this NSCC Services Amendment.
          Section 5.2 The Underwriter shall indemnify and hold harmless each of the Indemnified Parties, as that term is defined in Section 8.2(a) of Article VIII of the Agreement, against any and all demands, losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including reasonable attorney fees and other expenses), to which the Indemnified Parties may become subject as a result of or arising out of (a) any negligent act or omission or statement or representation or wrongful conduct by the Underwriter or its agents relating to a NSCC Services Instruction provided that the Indemnified Party has not acted negligently; (b) any material breach of the Underwriter’ representations, warranties or covenants contained in this NSCC Services Amendment; or (c) the failure of the Underwriter to comply with any of the terms of this NSCC Services Amendment. The Underwriter represents and warrants that at all times it shall have sufficient financial resources, whether through a fidelity bond or otherwise, to meet all of its indemnification obligations arising under Agreement, including obligations under this NSCC Services Amendment.
          Section 5.3 In order that the indemnification provisions contained herein shall remain in effect and apply, upon the assertion of a loss for which a party may be required to indemnify another party, the party seeking indemnification shall promptly notify the other party of such assertion of loss, and shall keep the other party advised with respect to all developments concerning such loss. The party who may be required to indemnify shall have the option to participate at its expense with the party seeking indemnification in the defense of such loss. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party’s prior written consent.
Article 6 Confidentiality
          The parties agree that all non-public books, records, information and data pertaining to the business of the others or the Accounts that are exchanged or received pursuant to the negotiation or the carrying out of the Agreement or this NSCC Services Amendment shall remain confidential, and shall not be voluntarily disclosed by any party without the prior written consent of the other parties, except as may be required by law or by such party to carry out the Agreement or this NSCC Services Amendment or an order of any court, governmental agency or regulatory body of competent jurisdiction.

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Article 7 Fees and Expenses
          Section 7.1 Except as otherwise provided herein, the Underwriter and the Funds shall pay no fee or other compensation to the Company, and the Company shall pay no fee or other compensation to the Underwriter or the Funds, for services performed under this NSCC Services Amendment.
          Section 7.2 Each party shall pay its own fees and expenses due NSCC, as per the fee structure set forth in current NSCC rules and procedures, except as otherwise provided herein.
Article 8 Assignment
          This NSCC Services Amendment shall inure to the benefit of and be binding upon the parties and their respective permitted successors and permitted assigns.
Article 9 Term and Termination
          Section 9.1 This NSCC Services Amendment shall become effective on the date first set forth above and shall continue in effect until terminated as set forth below.
          Section 9.2 This NSCC Services Amendment may be terminated by any party hereto at any time upon at least thirty (30) days’ written notice. Articles 2.11. 5 and 6 shall continue in full force and effect after termination of this NSCC Services Amendment. The termination of this NSCC Services Amendment will not in and off itself result in the termination of the Agreement. Termination of the Agreement will result in the automatic termination of this NSCC Services Amendment.
          Section 9.3 Notwithstanding termination of this NSCC Services Amendment, the parties shall continue to be bound by the Amendment as to all matters, orders and transactions submitted through NSCC Services while the Amendment was in effect.
Article 10 Entire Agreement/Conflicts
          If conflicts arise between the provisions of this NSCC Services Amendment and those of the Agreement, such conflicts shall be controlled by the terms of the Agreement. This NSCC Services Amendment, the Agreement, and any Appendices attached thereto set forth the entire agreement and understanding of the parties relating to the use of NSCC Services to clear and settle transactions for the Funds, and supersede all prior agreements, arrangements and understandings, written or oral, among the parties, including any prior agreements with respect to NSCC Services.

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Article 11 Amendments; Waivers
          This NSCC Services Amendment may be amended, modified, superseded, canceled, renewed or extended, and the terms or covenants hereof may be waived, only by a written instrument executed by all of the parties affected thereby. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same.
Article 12 Notices
          All notices required or permitted under the NSCC Services Amendment shall be in writing and shall be sent by personal delivery or registered, certified or overnight mail to the persons and addresses designated below:
(a)     If to Underwriter:
T. Rowe Price Investment Services, Inc.
100 East Pratt Street
Baltimore,. Maryland 21202
Attn: Jackie Lippy
cc: Darrell Braman, Esq.
(b)     If to Company:
Princor Financial Services Corporation
711 High Street
Des Moines, Iowa 50392-0300
Attn: Sarah Pitts, Counsel
Article 13 Terms; Agreement; Severability
          Section 13.1 Unless indicated otherwise, terms used in this NSCC Services Amendment shall have the meanings ascribed to them in the Agreement.
          Section 13.2 The Agreement, as amended, shall remain in full force and effect, and all of its provisions shall continue to apply to any matter arising under this NSCC Services Amendment, except as otherwise provided for herein.
          Section 13.3 If any provision or portion of this NSCC Services Amendment shall be determined to be invalid or unenforceable for any reason, the remaining provisions and portions of this NSCC Services Amendment shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

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Article 14 Legal Relationship of Parties
          The parties hereto agree that they are independent contractors and not partners or co-venturers or employees of each other, except that the Underwriter appoints the Company, and the Company accepts appointment, as the agent of the Underwriter for the limited purpose of placing NSCC Services Instructions solely under the conditions set forth in this Amendment.
Article 15 Other Agreements
          Each of the parlies may enter into other agreements similar to this NSCC Services Amendment with any other person or persons without the other party’s consent.
IN WITNESS WHEREOF, each of the parties hereto has caused this NSCC Services Amendment to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified above.

T. ROWE PRICE INVESTMENT SERVICES, INC.
By:	/s/ Darrell N. Braman
	Name:	Darrell N. Braman
	Title:	Vice President

PRINCOR FINANCIAL SERVICES CORPORATION
By:	/s/ Ernie Gillum
	Name:	Ernie Gillum
	Title:	Vice President — Product Devel

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AMENDMENT
TO
PARTICIPATION AGREEMENT
Pursuant to the Participation Agreement, made and entered into as of the 14th day of October, 2004, by am among Principal Life Insurance Company, T. Rowe Price Equity Series, Inc., and T. Rowe Price Investment Services, Inc., (collectively, the “Parties”), the Parties do hereby agree to an amended Schedule A-2 as follows:
     1. Schedule A-2 is amended to add the T. Rowe Price Equity Income Portfolio II.
IN WITNESS THEREOF, each of the parties hereto has caused the Amendment to the Participation Agreement to be executed in its name and on its behalf by its duly authorized representative. The Amendment shall take effect as of the                      day of November, 2005.

PRINCIPAL LIFE INSURANCE COMPANY
By:	/s/ Sara Wiener
	Name:	Sara Wiener
	Title:	Director — Product Development

Date:	11/15/2005

T. ROWE PRICE EQUITY SERIES, INC.
By:	/s/ Henry H. Hopkins
	Name:	Henry H. Hopkins
	Title:	V.P.

Date:	11/14/05

T. ROWE PRICE INVESTMENT SERVICES, INC.
By:	/s/ Darrell N. Braman
	Name:	Darrell N. Braman
	Title:	V. P.

Date:	11/10/05

Contract # TRO -06114-2005-11-15-AMD

SCHEDULE A-2
DESIGNATED PORTFOLIOS
T. Rowe Price Blue Chip Growth Portfolio, VIP II Class
T. Rowe Price Health Sciences Portfolio, VIP II Class
R. Rowe Price Equity Income Portfolio, VIP II Class
11/09/05

March 17, 2008
Cynthia Switzer
Paralegal Analyst
Principal Life Insurance Company
711 High Street
Des Moines, Iowa 50392
Dear Ms. Switzer:
This letter agreement and license is made in connection with the Participation Agreement dated October 14, 2004 (the “Agreement”) between T. Rowe Price Investment Services, Inc. (“Price”) and Principal Life Insurance Company(“Customer”). The Funds covered by the Agreement are identified on Schedule A attached hereto.
Pursuant to Section 3.1 of the Agreement, Price agreed to provide to Customer at least one complete copy of the prospectuses, supplements, statement of additional information (“SAT), and shareholder reports relating to the Funds (“Content”). In furtherance of the terms of Section 3.1 thereof, Price and Customer hereby agree as follows:
1.	Price grants, and Customer hereby accepts, a non-exclusive, limited, revocable license to install the Content on Customer’s Internet, and to use the Content on Customer’s Internet.

2.	In addition to the obligations of Price set forth in the Agreement, Price shall deliver to Customer the Content covered by the Agreement as a “PDF’ (“portable document format”) file. Price shall identify the PDF file for each Fund with the file name set forth on Schedule A attached hereto. Price shall bear all costs in connection with preparing and delivering the PDF file to Customer. Price reserves the right to change the file format and will provide Customer with thirty (30) days notice of the change.

3.	Price agrees to deliver the PDF file for each Fund as soon as it is available, but in no event later than three (3) business days after the Content for that Fund becomes effective with the Securities and Exchange Commission(in the case of prospectuses and SAIs) or are sent to shareholders (in the case of shareholder reports). The PDF file shall be delivered to the Customer by electronic mail as follows:
•	blythe.melanie@principal.com
or to such other person or persons as Customer shall designate.

4.	Customer shall be entitled to use and make available the PDF file of the Content for each of the Funds on its password protected Intranet site for variable product owners (“Secured Website”).
Contract # TRO-06114-2008-03-17-ADD

5.	Customer shall update the Secured Website with the most recent PDF file for a Fund’s Content no earlier than the date of such Content. Customer agrees to remove from its Secured Website any earlier copies of a PDF file for the Content no later than the time for which the effectiveness of such Content expires. Customer shall retain copies in paper or electronic form of all forms of Content for the Funds placed on its Secured Website.

6.	Customer may not use, copy, modify, decompile, reverse engineer, adapt, or create derivative works of the Content, or a copy, adaptation, transcription, or merged portion thereof, except as expressly authorized herein or otherwise in writing by Price.

7.	Upon termination of the Agreement, Customer shall return or destroy the Content and provide notice thereof to Price.

8.	The Content, including without limitation any associated intellectual property rights such as copyrights and patent, are and shall remain the sole property of Price, regardless of whether Customer, its employees, agents or contractors may have contributed to the conception of such work, joined in the effort of its development, or provided consideration to Price for the use of the work product. Customer shall from time to time take any further action and execute any further instrument, including documents of assignment or acknowledgment, that Price may reasonably request in order to establish and perfect its exclusive ownership rights in such works, including any associated intellectual property rights.

9.	Customer represents and warrants that it has internal controls reasonably designed to deliver the Content in a timely manner as required under the federal securities laws and to prevent the dissemination of outdated Content as required under Section 5 above.

10.	A11 covenants and agreements of the parties set forth in the Agreement shall continue and remain in full force and effect as if set forth in this letter. The parties further agree that the indemnification provisions of Article VIII of the Agreement apply to the provisions of this letter in the event either party shall fail to perform its obligations or breaches its representations and warranties as set forth herein. This letter agreement shall constitute an amendment to the Agreement.
Kindly acknowledge your acceptance of and agreement with the foregoing terms and conditions by signing in the space provided below,

T. ROWE PRICE INVESTMENT SERVICES, INC.
By:	/s/ Darrell N. Braman
	Name:	Darrell N. Braman
	Title:	Vice President

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ACCEPTED AND AGREED TO THIS 25 DAY OF MARCH, 2008 ON BEHALF OF PRINCIPAL LIFE INSURANCE COMPANY

By:	/s/ SARAH J. PITTS
	Name:	SARAH J. PITTS
	Title:	Counsel

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Schedule A
Name of Fund
T. Rowe Price Blue Chip Growth Portfolio — II
T. Rowe Price Health Sciences Portfolio — II
T. Rowe Price Equity Income Portfolio — II

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